Exhibit 99.1

PAMT CORP

ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2025

Second Quarter 2025 Summary Results

●	Total revenues of $151.1 million, down 17.4% YoY
●	Operating loss of $11.1 million
●	Operating ratio of 107.3%
●	Diluted loss per share of $0.46

Tontitown, Arkansas, July 25, 2025...... PAMT CORP (NASDAQ: PAMT) (“we” or the “Company”) today reported consolidated net loss of $9.6 million, or diluted and basic loss per share of $0.46, for the quarter ended June 30, 2025. These results compare to consolidated net loss of $2.9 million, or diluted and basic loss per share of $0.13, for the quarter ended June 30, 2024.

Operating revenues decreased 17.4% to $151.1 million for the second quarter of 2025 when compared to $182.9 million for the second quarter of 2024.

Liquidity, Capitalization, and Cash Flow

As of June 30, 2025, we had an aggregate of $177.1 million of cash, marketable equity securities, and available liquidity under our line of credit and $244.9 million of stockholders’ equity. Outstanding debt was $331.2 million as of June 30, 2025, which represents a $5.7 million increase from December 31, 2024. During the first half of 2025, we generated $17.2 million in operating cash flow.

About PAMT CORP

PAMT CORP is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of recent or future labor or international trade disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

PAMT CORP Key Financial and Operating Statistics (unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except earnings per share)		(in thousands, except earnings per share)

Revenue, before fuel surcharge	$133,806	$160,213	$270,506	$321,182
Fuel surcharge	17,328	22,735	35,969	44,358
Operating Revenue	151,134	182,948	306,475	365,540

Operating expenses and costs:
Salaries, wages and benefits	40,851	43,759	81,665	87,822
Operating supplies and expenses	29,028	35,309	60,413	70,020
Rent and purchased transportation	64,866	74,803	127,838	148,082
Depreciation	21,719	18,705	44,315	37,640
Insurance and claims	5,167	5,464	9,948	10,325
Other	4,986	5,752	9,985	12,931
(Gain)/loss on disposition of equipment	(4,414)	(139)	(7,428)	101
Total operating expenses and costs	162,203	183,653	326,736	366,921

Operating loss	(11,069)	(705)	(20,261)	(1,381)

Interest expense	(4,032)	(3,284)	(8,075)	(6,167)
Non-operating income	2,263	209	4,749	4,147

Loss before income taxes	(12,838)	(3,780)	(23,587)	(3,401)
Income tax benefit	(3,211)	(870)	(5,817)	(772)

Net loss	$(9,627)	$(2,910)	$(17,770)	$(2,629)

Diluted loss per share	$(0.46)	$(0.13)	$(0.83)	$(0.12)

Average shares outstanding – Diluted	21,095	21,932	21,498	21,981

	Quarter Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Truckload Operations
Total miles (in thousands) (1)	40,355	45,829	81,571	89,894
Operating ratio (2)	112.5%	103.7%	111.7%	103.9%
Empty miles factor	8.90%	8.95%	8.97%	8.78%
Revenue per total mile, before fuel surcharge (1)	$2.04	$2.09	$2.04	$2.10
Total loads	98,814	110,511	193,458	212,712
Revenue per truck per workday	$697	$714	$685	$710
Revenue per truck per week	$3,485	$3,572	$3,423	$3,552
Average company-driver trucks	1,579	1,920	1,623	1,912
Average owner operator trucks	505	413	509	389

Logistics Operations
Total revenue (in thousands)	$40,982	$53,659	$85,254	$112,428
Operating ratio	98.7%	93.9%	98.3%	93.9%

PAMT CORP Condensed Consolidated Balance Sheets (unaudited)

	June 30,	December 31,
	2025	2024
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$68,915	$68,060
Trade accounts receivable, net	75,683	79,967
Other receivables	5,136	4,854
Inventories	2,382	2,433
Prepaid expenses and deposits	8,523	11,555
Marketable equity securities	48,384	42,620
Income taxes refundable	-	2,281
Total current assets	209,023	211,770

Property and equipment	776,040	836,490
Less: accumulated depreciation	281,194	309,272
Total property and equipment, net	494,846	527,218

Other non-current assets	3,998	2,666
Total Assets	$707,867	$741,654

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,964	$31,198
Accrued expenses and other liabilities	16,614	14,569
Income taxes payable	1,774	-
Current portion of long-term debt	68,827	73,017
Total current liabilities	118,179	118,784

Long-term debt, net of current portion	262,406	252,565
Deferred income taxes	81,790	92,547
Other long-term liabilities	578	250
Total liabilities	462,953	464,146

STOCKHOLDERS’ EQUITY
Common stock	224	224
Additional paid-in capital	41,274	41,171
Treasury stock, at cost	(28,924)	(13,996)
Retained earnings	232,340	250,109
Total stockholders’ equity	244,914	277,508
Total liabilities and stockholders’ equity	$707,867	$741,654

1)	Excludes miles driven by third party power only carriers.
2)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: PAMT CORP

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111